Exhibit 10.80

CONSENT AND WAIVER AGREEMENT

THIS CONSENT AND WAIVER AGREEMENT (“Agreement”) is made as of January 6, 2005 by and among Horizon Medical Products, Inc., a Georgia corporation (“Horizon”), ComVest Venture Partners, L.P., a Delaware limited partnership (“ComVest”), and Medtronic, Inc., a Minnesota corporation (“Medtronic”).

RECITALS

A.	Horizon, ComVest and Medtronic are parties to that certain Note Purchase Agreement by and among Horizon, ComVest, and the Additional Note Purchasers (as defined in the Note Purchase Agreement and including Medtronic), dated as of March 1, 2002 and as amended June 10, 2002, July 29, 2002, October 21, 2003 and May 12, 2004 (collectively, the “Note Purchase Agreement”).

B.	Section 3.2 of the Note Purchase Agreement provides, in part, that any payment of the principal amount of the Notes (as defined in the Note Purchase Agreement) shall be applied to the Notes pro rata in accordance with the respective unpaid principal amount of the Notes then outstanding.

C.	Horizon intends to prepay, within 45 days after the execution of this Agreement by Horizon, the principal amount of the Non-Electing Notes (as defined in Amendment No. 4 to Note Purchase Agreement dated May 12, 2004), and any and all accrued interest thereon, prior to July 16, 2005.

D.	Section 16.1 of the Note Purchase Agreement provides, in part, that no amendment, waiver of consent of the provisions of the Note Purchase Agreement shall be effective unless the same shall be in writing and signed by the Requisite Noteholders (as defined in the Note Purchase Agreement).

E.	ComVest and Medtronic together constitute the Requisite Noteholders.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Consent. Notwithstanding any provision in the Note Purchase Agreement to the contrary, ComVest and Medtronic, representing the Requisite Noteholders, hereby consent to the pre-payment by Horizon of the principal amount of the Non-Electing Notes, and any and all accrued interest thereon, prior to July 16, 2005, provided that the pre-payment occurs within 45 days after the execution of this Agreement by Horizon.

2.	Waiver. Notwithstanding any provision in the Note Purchase Agreement to the contrary, ComVest and Medtronic, representing the Requisite Noteholders, hereby waive the right of each holder of an Electing Note (as defined in Amendment No. 4 to Note Purchase Agreement dated May 12, 2004) to receive such holder’s pro rata portion of the principal amount of such Electing Note (as determined pursuant to Section 3.2 of the Note Purchase Agreement), and any and all accrued interest thereon, upon the payment of any portion of the Notes by Horizon.

3.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

4.	Capitalized Terms. Capitalized terms not defined in this Agreement shall having the meaning attributed to them in the Note Purchase Agreement.

5.	Continuing Effect. Except as expressly provided for herein, the Note Purchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

6.	Counterparts. This Agreement may be executed in any number of identical counterparts, including by electronic or facsimile transmission, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

7.	Successors and Assigns. All the terms and provisions of this Agreement shall be binding and inure to the benefit of the respective successors and assigns of Horizon, ComVest, Medtronic and holders of the Notes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned parties have caused this Consent and Waiver Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

HORIZON MEDICAL PRODUCTS, INC.

By: /s/ JOSEPH DE VIVO

Name: Joseph De Vivo
Title: President and Chief Executive Officer

COMVEST VENTURE PARTNERS, L.P.

By: /s/ CARL KLEIDMAN

Name: Carl Kleidman
Title: Partner/President

MEDTRONIC, INC.

By: /s/ MICHAEL E. ELLWEIN

Name: Michael D. Ellwein
Title: Vice President and Chief Development Officer

[Signature Page to Consent and Waiver Agreement]